FORM OF INVESTMENT ADVISORY AGREEMENT WITH JANUS CAPITAL CORP.

                        SUB-INVESTMENT ADVISORY AGREEMENT


            This Sub-Investment Advisory Agreement (this "Agreement") is entered into as of __________________, 1996 by and between , a _________________
corporation ("Investment Manager") and Janus Capital Corporation, a Colorado corporation ("JCC").

                                    RECITALS
                                    --------

            a. Investment Manager has entered into an Investment Management Agreement dated , 199_ (the "Investment Management Agreement") with (the "Fund"), to act as investment manager to , which are series of the Fund (collectively the "Portfolio").

            b. The Investment Management Agreement provides that Investment Manager may engage a sub-investment adviser to furnish investment information and advice to assist Investment Manager in carrying out its responsibilities under the Investment Management Agreement.

            c. Investment Manager and the Trustees of the Fund desire to retain JCC to render investment management services to Investment Manager in the manner and on the terms set forth in this Agreement.

                                    AGREEMENT
                                    ---------

            In consideration of the mutual covenants and agreements set forth in this Agreement, Investment Manager and JCC agree as follows:

            1. Sub-Investment Adviser Services.

                        (a) JCC shall, subject to the control of the Trustees of the Fund and to the supervision of Investment Manager, have exclusive authority to manage the investment and reinvestment of the assets of the Portfolio, including cash, provided that such management is in accordance with the Fund's declaration of trust and in its registration statements under the Investment Company Act of 1940 (the "1940 Act"), Investment Manager acknowledges that JCC has authority to trade every day the market is open. JCC makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of JCC, whether public or private.

                        (b) JCC shall furnish Investment Manager with monthly, quarterly, and annual reports concerning transactions and performance of the Portfolio in such form as may be mutually agreed upon. Upon prior notice, JCC shall permit the financial statements, books and records with respect to the Portfolio to be inspected and audited by Investment Manager (and/or the independent accountants for Investment Manager or the Fund) at all reasonable times during normal business hours. JCC shall also provide Investment Manager with such other information and reports as may reasonably be requested by Investment Manager from time to time, other than proprietary information and provided JCC shall not be responsible for Portfolio accounting, nor shall it be required to generate information derived from Portfolio accounting data.

                        (c) JCC has provided to Investment Manager a copy of JCC's Form ADV as filed with the Securities and Exchange Commission. JCC shall provide to Investment Manager a list of persons who JCC wishes to have authorized to give written and/or oral instructions to Custodians of Fund assets for the Portfolio.

                        (d) JCC shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of the Portfolio. JCC shall not be responsible for the preparation or filing of any reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing. JCC shall vote proxies received in connection with securities held by the Portfolio.

                        (e) JCC shall have no responsibility to monitor certain limitations or restrictions, including without limitation, the 1/2 of 1% limitation on personal trading, the "short-short" test, and the 90%-source test, for which JCC determines it has not been provided sufficient information in accordance with Section 2 of this Agreement or otherwise. All such monitoring shall be the responsibility of Investment Manager.

            2. Obligations of Investment Manager and the Portfolio.

                        (a) Investment Manager has provided to JCC the information and documents listed on the attached Exhibit A. Throughout the term of this Agreement, Investment Manager shall continue to provide such information and documents to JCC, including any amendments, updates or supplements to such information or documents, before or at the time the amendments, updates or supplements become effective. Investment Manager shall timely furnish JCC with such additional information as may be reasonably necessary for or requested by JCC to perform its responsibilities pursuant to this Agreement. (b) Investment Manager shall be responsible for setting up and maintaining brokerage accounts and other accounts JCC deems advisable to allow for the purchase or sale of various forms of securities pursuant to this Agreement.

            3. Custodian. The Portfolio assets shall be maintained in the custody of the custodian identified pursuant to Exhibit A. Any assets added to the Portfolio shall be delivered directly to such custodian. JCC shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. JCC shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law.

            4. Broker Dealers. Absent written instructions from Investment Manager to the contrary, JCC shall place all orders for the purchase and sale of investment instruments for the Portfolio with brokers or dealers selected by JCC, which may include brokers or dealers affiliated with JCC. Purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of JCC. JCC shall use its best efforts to obtain execution of Portfolio transaction at prices that are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received. However, JCC may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Portfolio and/or other accounts serviced by JCC. JCC may place portfolio transactions with a broker or dealer with whom it has negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction if JCC determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that JCC and its affiliates have with respect to the Portfolio and to accounts over which they exercise investment discretion, and not all such services or products will necessarily be used by JCC in managing the Portfolio. In addition, consistent with best execution, JCC may execute Portfolio transactions through brokers and dealers that sell shares of mutual funds advised by JCC or recommend to their customers that they purchase shares of such funds. If JCC determines that any product or service furnished by a broker has a mixed use, such that it also serves functions that do not assist in the investment decision-making process, JCC may allocate the costs of such service or product accordingly. The portion of the product or service that JCC determines will assist it in the investment decision-making process may be paid for in brokerage commission dollars. This allocation may create a conflict of interest for JCC.

            5. Fees. Investment Manager shall pay to JCC a monthly fee in accordance with the attached Exhibit B. Investment Manager shall calculate the fee for each month during which JCC provides investment management services based upon the average daily net assets of the Portfolio (including cash or cash equivalents) for each such month. The fee shall be payable to JCC by the fifteenth day of each month. The fee for the first month during which JCC provides investment management services and shall be based upon the number of days the account was open in that month. Similarly, if this Agreement is terminated, the fee shall be based upon the number of days the account was open during the month in which the Agreement is terminated.

            6. Expenses. Investment Manager, the Fund and the Portfolio shall assume and pay their respective organizational, operational, and business expenses not specifically assumed or agreed to be paid by JCC pursuant to this Agreement. JCC shall pay its own organizational, operational, and business expenses but shall not be obligated to pay any expenses of Investment Manager, the Fund, or the Portfolio, including without limitation:

(a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; and (c) custodian fees and expenses. Any reimbursement of management fees required by any expense limitation provision and any liability arising out of a violation of Section 36(b) of the 1940 Act shall be the sole responsibility of Investment Manager.

            7. Representations and Warranties.

                        (a) Investment Manager represents and warrants the following:

                                    (i)         Investment Manager has been duly
                                                incorporated   and  is   validly
                                                existing and in good standing as
                                                a corporation  under the laws of
                                                the state of ____________.

                                    (ii)        Investment   Manager   has   all
                                                requisite  corporate  power  and
                                                authority   under  the  laws  of
                                                _____________     and    federal
                                                securities   laws  to   execute,
                                                deliver  and  to  perform   this
                                                Agreement.

                                    (iii)       All     necessary      corporate
                                                proceedings     of    Investment
                                                Manager  have been duly taken to
                                                authorize     the     execution,
                                                delivery and performance of this
                                                Agreement by Investment Manager.

                                    (iv)        Investment    Manager    is    a
                                                registered   investment  adviser
                                                under  the  Investment  Advisers
                                                Act of 1940 and is in compliance
                                                with  all  other   registrations
                                                required.

                                    (v)         Investment Manager has complied,
                                                in all material  respects,  with
                                                all  registrations  required by,
                                                and will comply, in all material
                                                respects,  with  all  applicable
                                                rules and  regulations  of,  the
                                                Securities      and     Exchange
                                                Commission.

                                    (vi)        Investment Manager has authority
                                                under the Investment  Management
                                                Agreement  to  execute,  deliver
                                                and perform this Agreement.

                                    (vii)       Investment  Manager has received
                                                a copy of Part II of JCC's  Form
                                                ADV.

                        (b) JCC represents and warrants the following:

                                    (i)         JCC has been  duly  incorporated
                                                and is validly  existing  and in
                                                good  standing as a  corporation
                                                under  the laws of the  state of
                                                Colorado.

                                    (ii)        JCC has all requisite  corporate
                                                power  and  authority  under the
                                                laws  of  Colorado  and  federal
                                                securities   laws  to   execute,
                                                deliver  and  to  perform   this
                                                Agreement.

                                    (iii)       All     necessary      corporate
                                                proceedings  of  JCC  have  been
                                                duly  taken  to  authorize   the
                                                execution,      delivery     and
                                                performance of this Agreement by
                                                JCC.

                                    (iv)        JCC is a  registered  investment
                                                adviser  under  the   Investment
                                                Advisers  Act of 1940  and is in
                                                compliance    with   all   other
                                                registrations required.

                                    (v)         JCC   has   complied,   in   all
                                                material   respects,   with  all
                                                registrations  required  by, and
                                                will  comply,  in  all  material
                                                respects,  with  all  applicable
                                                rules  and  regulations,  of the
                                                Securities      and     Exchange
                                                Commission.

            8. Confidentiality and Proprietary Rights. Investment Manager will not, directly or indirectly, and will not permit its affiliates employees, officers, directors, agents, contractors, or the Portfolio to, in any form or by any means, use, disclose, or furnish, to any person or entity, records or information concerning the business of JCC, except as necessary for the performance of its duties under this Agreement or the Investment Management Agreement, or as required by law upon prior written notice to JCC. JCC is the sole owner of the name and mark "Janus." Investment Manager shall not, and shall not permit the Portfolio to, without prior written consent of JCC, use the name or mark "Janus" or make representations regarding JCC or its affiliates. Upon termination of this Agreement for any reason, Investment Manager shall immediately cease, and Investment Manager shall cause the Portfolio to immediately cease, all use of the Janus name or any Janus mark.

            9. Non-Exclusivity.

                        (a) JCC, its affiliates, or any of their directors, officers, employees, or agents may buy, sell, or trade any securities or other investment instruments for their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by JCC of its responsibilities under this Agreement. JCC and its affiliates may act as investment manager to or provide other services with respect to various investment companies and other managed accounts, which advice or services, including the nature of such services, may differ from or be identical to advice given or action taken with respect to the Portfolio. In the event of such activities, the transactions and associated costs will be allocated among such clients (including the Portfolio) in a manner that JCC believes to be equitable to the accounts involved and consistent with such accounts' objectives, policies, and limitations.

                        (b) JCC shall be subject to a written code of ethics adopted by it pursuant to Rule 17j-1(b) of the 1940 Act, and shall not be subject to any other code of ethics, including Investment Manager's code of ethics, unless specifically adopted by JCC.

                        (c) JCC may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. Except as necessary to perform this Agreement, JCC shall be deemed to be an independent contractor and shall have no authority, unless otherwise provided or authorized, to act for or represent the Portfolio or Investment Manager in any way or otherwise be deemed an agent of the Portfolio or Investment Manager. Investment Manager and JCC shall not be considered as partners or participants in a joint venture.

            10. Liability. Except as may otherwise be provided by the 1940 Act, or other federal securities laws, neither JCC nor any of its affiliates, officers, directors, officers, shareholders, employees, or agents shall be liable for any loss, liability, cost, damage, or expense (including reasonable attorneys' fees and costs) (collectively referred to in this Agreement as "Losses"), including without limitation, Losses in connection with pricing information or other information provided by JCC, except for Losses directly resulting from JCC's gross negligence, bad faith, or willful misconduct. Investment Manager and the Fund shall, jointly and severally, hold harmless and indemnify JCC, its affiliates, directors, officers, shareholders, employees or agents for any Loss not directly resulting from JCC's gross negligence, bad faith, or willful misconduct. The obligations contained in this Section 10 shall survive termination of this Agreement.

            11. Duration.

                        (a) This Agreement shall remain in full force and effect for two years from the date it is entered into, and is then renewable annually upon approval by (i) the majority of those members of the Fund's Trustees who are not interested persons of the Fund, the Investment Manager, or JCC, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the Fund's Trustees or vote of a majority of outstanding voting securities of the applicable Portfolio; provided, however, that if this Agreement or the continuation of this Agreement is not approved, JCC may continue to render services under this Agreement in the manner and to the extent permitted by the 1940 Act and applicable regulations.

                        (b) This Agreement may be terminated as to a Portfolio at any time, without penalty, by JCC, by the Fund's Trustees or by a majority of the outstanding voting securities of the applicable Portfolio, on sixty days' written notice to the other party. This Agreement will immediately terminate in the event of its assignment. Investment Manager shall provide advance written notice of any anticipated assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons," and "assignment" have the same meaning as such terms have in the 1940 Act.)

            12. Amendment. This Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to this Agreement.

            13. General.

                        (a) This Agreement constitutes the entire understanding of the parties with respect to its subject matter, shall supersede all prior understandings agreements, contracts or other documents, and shall continue in full force and effect until terminated.

                        (b) If any provision of this Agreement is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall be enforced to the greatest extent permitted by law.

                        (c) This Agreement shall be governed by applicable federal law and the laws of the State of Colorado without regard to choice of laws principals. Investment Manager and the Fund consent to the venue of the Denver District Court of the County of Denver, State of Colorado, or the United States District Court for the District of Colorado and agree that all lawsuits arising from this Agreement shall be conducted only in such courts, unless such courts refuse to accept jurisdiction.

                        (d) This Agreement may be executed in two or more counterparts which together shall constitute one document.

                                               By:
                                                 Name:
                                                 Title:



                                               JANUS CAPITAL CORPORATION



                                               By:
                                                   Name:
                                                   Title:

                                    Exhibit A

Information and documentation provided by Investment Manager:

o A copy of the Portfolio's registration statement.

o Copies of the Portfolio's prospectus and statement of additional information.

o Copies of the Fund's organizational documents, Bylaws, and as applicable to the Portfolio, minutes of meetings of the Trustees of the Fund.

o Notice of the Portfolio's custodian designated to hold assets in the Portfolio.

o A list of the countries approved by the Trustees in accordance with Rule 17f-5 in which Portfolio assets may be maintained and a list of those countries available immediately.

o Certified copies of financial statements or reports prepared for the Fund, including the Portfolio, by certified or independent public accountants.

o Copies of any financial statement or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange.

o Reports as to the composition of assets in the Fund, cash requirements and cash available for investment in the Portfolio.

o Copies of Investment Manager's liquidity procedures, cross-trade procedures, repurchase agreement procedures, 10f-3, 17a-7 and 17e-1 procedures and other procedures that may affect the duties of JCC.

o A Free-riding and Withholding Questionnaire completed by the Fund.

o An Internal Revenue Service Form W-9 completed by the Fund.

o A Qualified Institutional Investor Certification completed by the Fund.

o A list of persons authorized to act on behalf of the Portfolio.

o A list of "affiliates" of the Fund, as such term is used in the 1940 Act, including all broker- dealers affiliated with the Fund.

o Applicable Commodities Futures Trading Commission exemptions, notifications and/or related documentation.

o A list of established futures accounts.